EXHIBIT 99.1
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SUN-TIMES MEDIA GROUP RECEIVES FAVORABLE REVIEW ON INTERNATIONAL TAX LIABILITY

CHICAGO, FEB. 28, 2007 -- Sun-Times Media Group, Inc. (NYSE: SVN) today announced that it has been advised by representatives of a foreign taxing authority of a favorable review on a foreign tax matter.

The Company has undergone an evaluation as to the impact, if any, that this has on its financial statements for the year ended December 31, 2006, including whether the Company's accruals for foreign tax contingencies should be adjusted as of December 31, 2006. While the Company has concluded, based upon relevant accounting standards, not to reverse any accruals at this time in connection with this matter, it noted that it is continuing its negotiations with the relevant tax authorities to resolve outstanding matters and that its accrual for these foreign tax contingencies will continue to be evaluated in connection with future financial statements.

The outcome of these negotiations is currently uncertain. This press release is being made in the interest of full disclosure to all our stockholders.

ABOUT SUN-TIMES MEDIA GROUP

Sun-Times Media Group, formerly known as Hollinger International Inc., is dedicated to being the premier source of local news and information for the greater Chicago area. Its media properties include the Chicago Sun-Times and Suntimes.com as well as newspapers and websites serving 120 communities across Chicago. Further information can be found at http://www.thesuntimesgroup.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements made in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect,"
"estimate," "project," "will be," "will continue," "will likely result" or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by Sun-Times Media Group with the Securities and Exchange Commission, including in its Forms 10-K and 10-Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward- looking statements as a prediction of actual results.

Contact:
Tammy Chase
(312) 321-3230
tchase@suntimes.com